Exhibit (a)(1)(B)

NEW FRONTIER ENERGY, INC.

Offers to exchange
Shares of Common Stock
For any and All Outstanding Shares of
Series B 12% Cumulative Convertible Preferred Stock
2.5% Series C Cumulative Convertible Preferred Stock

Pursuant to the Offer to Exchange Statement dated October 8, 2009
(the “Offer to Exchange”)

__________________________________

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., DENVER, COLORADO TIME, ON NOVEMBER 6, 2009, UNLESS WE EXTEND THE OFFERS (SUCH DATE AND TIME, AS THE OFFERS MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE EXCHANGEABLE SECURITIES HAVE BEEN ACCEPTED FOR EXCHANGE.

To Tender your Exchangeable Securities, you must sent this transmittal letter and the certificates that evidence the Exchangeable Securities to New Frontier Energy, Inc. (the “Company”) at the address below:
New Frontier Energy, Inc.
1789 W. Littleton Blvd.
 Littleton, Colorado 80120
Attn: Paul G. Laird

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING SHARES OF:

SERIES B 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK, OR
2.5% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

FOR SHARES OF THE COMPANY’S COMMON STOCK PURSUANT TO THE OFFER TO EXCHANGE, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) SHARES OF THE EXCHANGEBALE SECURITES TO THE COMPANY PRIOR TO THE EXPIRATION DATE.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed during normal business hours prior to the expiration date. Tenders not received by the Company prior to the expiration date will be disregarded and of no effect.

This letter of transmittal is to be used pursuant to the procedures set forth in “The Exchange Offer—Procedures for Tendering Exchangeable Securities” in the Offer to Exchange.

TENDERING HOLDERS MUST COMPLETE THE SCHEDULE BELOW WITH RESPECT TO THE SHARES OF EXCHANGEABLE SECURITIES TO WHICH THIS LETTER OF TRANSMITTAL RELATES.

Description of Series B 12% Cumulative Convertible Preferred Stock Tendered

☐     The undersigned desires to tender the below indicated Series B Preferred Stock, plus all the accrued and unpaid dividends on the Series B Preferred Stock.

Name and Address of Registered Holder (Participant to fill in)	Certificate Number(s)	Number of shares

The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the offer. Holders who wish to tender their Series B Preferred Stock must complete this letter of transmittal in its entirety.

Description of 2.5% Series C Cumulative Convertible Preferred Stock Tendered

☐     The undersigned desires to tender the below indicated Series C Preferred Stock, plus all the accrued and unpaid dividends on the Series C Preferred Stock from the date of issuance until the expiration date.

Name and Address of Registered Holder (Participant to fill in)	Certificate Number(s)	Number of shares

The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the offer. Holders who wish to tender their Series C Preferred Stock must complete this letter of transmittal in its entirety.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby acknowledges receipt of the Offer to Exchange Memorandum dated October 8, 2009 (the “Offer to Exchange”), of New Frontier Energy, Inc., a Colorado corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offers (the “Exchange Offer”) to exchange shares of the Company’s common stock, par value $0.001 per share (the “common stock”), for any and all validly tendered and accepted shares of our outstanding Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred Stock”) and 2.5% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) and the accrued and unpaid dividends thereunder and through the Expiration Date.  The Series B Preferred Stock and the Series C Preferred Stock are referred to herein sometimes collectively as the “Exchangeable Securities”.

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the Exchangeable Securities tendered hereby and (ii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

Subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the Exchangeable Securities tendered herewith, the undersigned hereby: (i) irrevocably sell, transfer, convey and assign to or upon the order of the Company, all right, title and interest in and to the Exchangeable Securities tendered thereby; (ii) waive any and all other rights with respect to such Exchangeable Securities (including with respect to any existing or past defaults and their consequences in respect of such Exchangeable Securities and any undeclared or unpaid accrued dividends) and any representations, warranties or covenants contained in the subscription agreements for the purchase of such Exchangeable Securities; and (iii) release and discharge the Company, its subsidiaries and officers, directors, agents, and affiliates from any and all claims that you may have now, or may have in the future, arising out of, or related to, such Exchangeable Securities, including any claims that you are entitled to receive additional payments with respect to such Exchangeable Securities or to participate in any redemption or defeasance of such Exchangeable Securities.

The undersigned hereby irrevocably constitutes and appoints the Company as your true and lawful agent and attorney-in-fact with respect to any such tendered Exchangeable Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Exchangeable Securities (and the AC and BC Warrants if tendering Series C Preferred Stock), or transfer ownership of such Exchangeable Securities on the account books maintained by the Company, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Exchangeable Securities for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Exchangeable Securities.

All authority conferred or agreed to be conferred in this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Offer to Exchange entitled “The Exchange Offers—Withdrawal of Tenders.”

The undersigned hereby agrees that: (i) no tender of Exchangeable Securities is valid until all defects and irregularities in such tenders have been cured or waived; (ii) none of the Company or any other person is under any duty to give notification of any defects or irregularities in the tender of any Exchangeable Securities or will incur any liability for failure to give such notification; (iii) a tender of Exchangeable Securities will constitute a binding agreement between the Company and the undersigned upon the terms and subject to the conditions of the applicable Exchange Offer; and (iv) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Exchangeable Securities will be determined by the Company in its sole discretion and such determination shall be final and binding.

The undersigned understands the issuance of the common stock in the Exchange Offers are being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, and has not been registered under any other applicable securities laws.  By signing this letter of transmittal, the undersigned also represents, warrants and acknowledges that:

               (i)                      it has received, reviewed and understands the Offer to Exchange; and

              (ii)                      there are risks incident to the acquisition of the Common Stock, including, without limitation, those risks which are summarized under “Risk Factors” in the  Offer to Exchange and in the documents incorporated therein by reference.

IMPORTANT

SIGNATURE REQUIRED

Must be signed by the registered holder(s) of the Exchangeable Securities exactly as their name(s) appear(s) on the certificate evidencing the Exchangeable Securities.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

Signature of Holders

Date:  __________________________________________________________________

Name(s): ________________________________________________________________

Signature(s): _____________________________________________________________

Capacity (full title): ________________________________________________________

Address: ________________________________________________________________

Area code and telephone No.: ________________________________________________

GUARANTEE OF SIGNATURE(S)
(IF REQUIRED – SEE INSTRUCTION 1)

Date:  __________________________________________________________________

Name of Firm: ____________________________________________________________

Address: _______________________________________________________________

Name(s): _______________________________________________________________

Authorized Signature: _____________________________________________________

Area code and telephone No.: _______________________________________________

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFERS

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFERS, THE COMPANY MUST RECEIVE, ON OR BEFORE THE EXPIRATION DATE, THIS LETTER OF TRANSMITTAL AND THE ORIGINAL CERTIFICATES EVIDENCING THE EXCHANGEABLE SECURITIES TO THE COMPANY (INCLUDING THE AC WARRANTS AND THE BC WARRANTS IF TENDERING SERIES C PREFERRED STOCK) OR AFFIDAVITS OF LOST SECURITIES FOR SUCH CERTIFICATES.

1.    Guarantee of Signatures. All signatures on this letter of transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless this letter of transmittal is signed by the registered holder of the Exchangeable Securities tendered therewith and the Common Stock issued in exchange for Exchangeable Securities is to be issued in the name of and delivered to, or if any Exchangeable Securities not accepted for exchange are to be returned to such holder.

2.    Delivery of Letter of Transmittal. In order to receive shares of Common Stock in exchange for your Exchangeable Securities, you must deliver all of the following to the Company prior to the offering termination date:

(a)	A completed and executed copy of this Tender Letter; and

(b)
Enclose the original certificate evidencing the Exchangeable Securities (and AC and BC Warrants if you are exchanging Series C Preferred Stock) or affidavits of lost securities for such certificates. Any holder whose certificates or warrants have been mutilated, lost, stolen or destroyed should contact the Company at the address and telephone number indicated below for further instructions.

If you hold your Exchangeable Securities through a bank, broker, custodian or other nominee, in order to validly tender Exchangeable Securities in the applicable Exchange Offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your Exchangeable Securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below.  Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate time processing time for their instruction.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the Company prior to the expiration date.  Tenders received by the Company after the expiration date will be disregarded and of no effect.

Delivery of Exchangeable Securities and the method of delivery of all other required documents, is at your election and risk and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the Company.  If delivery of any document is by mail, we suggest that you use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the Company prior to the expiration date.

3.    Signatures on Letter of Transmittal. If any Exchangeable Securities tendered hereby are held of record by two or more persons, all such persons must sign this letter of transmittal. If any Exchangeable Securities tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such Exchangeable Securities. If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

4.    Withdrawal Procedures.  You may validly withdraw Exchangeable Securities that you tender at any time prior to the Expiration Date of the offer, which is 5:00 p.m., Denver, Colorado time, on November 6, 2009, unless we extend the Expiration Date. In addition, if not previously returned, you may withdraw any Exchangeable Securities that you tender that are not accepted by us for exchange after the expiration of 40 business days from the commencement of the offer. You may also validly withdraw Exchangeable Securities that you tender if the Exchange Offers are terminated without any Exchangeable Securities being accepted or as required by applicable law. If such a termination occurs, the Preferred Stock will be returned to the tendering holder promptly after termination.

A holder who validly withdraws previously tendered Exchangeable Securities prior to the Expiration Date and does not validly re-tender Exchangeable Securities prior to the Expiration Date will not receive the offer consideration. A holder of Exchangeable Securities who validly withdraws previously tendered Exchangeable Securities prior to the Expiration Date and validly re-tenders Exchangeable Securities prior to the Expiration Date will receive the offer consideration.

If you have tendered Exchangeable Securities, you may withdraw the Exchangeable Securities by delivering a written notice of withdrawal, subject to the limitations described herein, prior to the Expiration Date or, if your Exchangeable Securities are not previously accepted by us for exchange, after the expiration of 40 business days after the commencement of the offer.  To be effective, a written or facsimile transmission notice of withdrawal of a tender must:

                •           be received by the Company at 1789 W. Littleton Blvd., Littleton, Colorado 80120 prior to the Expiration Date (or, if your Exchangeable Securities are not previously accepted by us for exchange, after the expiration of 40 business days after the commencement of the offer);

                •           specify the name of the holder of the Exchangeable Securities to be withdrawn;

                •           contain the description of the Exchangeable Securities to be withdrawn, the certificate numbers shown on the particular certificates representing such Exchangeable Securities and the number of Exchangeable Securities; and

               •            be signed by the holder of the Exchangeable Securities in the same manner as the original signature on the letter of transmittal or be accompanied by documents of transfer sufficient to have the holder register the transfer of the Exchangeable Securities into the name of the person withdrawing the Exchangeable Securities.

If the Exchangeable Securities to be withdrawn has been delivered, a signed notice of withdrawal is effective immediately upon receipt by the Company of written or facsimile transmission of the notice of withdrawal. A withdrawal of Exchangeable Securities can only be accomplished in accordance with the foregoing procedures. You bear the risk of untimely withdrawal of your Exchangeable Securities.

We will have the right, which may be waived, to reject a defective tender of Exchangeable Securities as invalid and ineffective. If we waive our rights to reject a defective tender of Exchangeable Securities, subject to the other terms and conditions set forth in the Offer to Exchange and accompanying letter of transmittal, you will be entitled to the offer consideration.

If you withdraw Exchangeable Securities, you will have the right to re-tender them prior to the Expiration Date in accordance with the procedures described above for tendering outstanding Exchangeable Securities. If we amend or modify the terms of the Exchange Offers or the information concerning the offer in a manner determined by us to constitute a material change to the Exchange Offers, we will disseminate additional offer materials and if, at the time notice of any such amendment or modification is first published, sent or given to holders of Exchangeable Securities, the Exchange Offers are scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Exchange Offers will be extended until no sooner than the expiration of such ten business day period. An extension of the Expiration Date will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

5.           Validity; Irregularities. All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance for exchange of any tender of Exchangeable Securities and any withdrawals of the Exchangeable Securities will be determined by the Company, in its sole discretion, and its determination will be final and binding. Alternative, conditional or contingent tenders of Exchangeable Securities will not be considered valid. The Company reserves the absolute right, in its sole discretion, to reject any and all tenders of Exchangeable Securities that it determines are not in proper form or the acceptance of or exchange for which, in the Company’s opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tenders in any tender of any Exchangeable Securities. Any defect or irregularity in connection with tenders of Exchangeable Securities must be cured within such time as the Company determines, unless waived by the Company. Tenders of Exchangeable Securities shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of Exchangeable Securities.  Neither the Company nor any other person will be under any duty to give notice of any defects or irregularities in the tenders of Exchangeable Securities, or will incur any liability to holders for failure to give any such notice.

6.           Inadequate Space. If the space provided in the above under “Description of Series B 12% Cumulative Convertible Preferred Stock Tendered” and/or “Description of 2.5% Series C Cumulative Convertible Preferred Stock Tendered” is inadequate, the number of Exchangeable Securities tendered and any other required information should be listed on a separate signed schedule and attached to this letter of transmittal.

7.           Transfer Taxes. The Company will pay any stock transfer taxes imposed by the United States or any jurisdiction therein with respect to the exchange and transfer of any Exchangeable Securities to the Company pursuant to the Exchange Offers (for the avoidance of doubt, transfer taxes do not include income or backup withholding taxes).

8.           Conflicts. In the event of any conflict between the terms of the Offer to Exchange and the terms of this letter of transmittal, the terms of the Offer to Exchange will control.

Any questions about the terms of either of the Exchange Offers or the procedures for tendering your Exchangeable Securities or would like additional copies of the Offer to Exchange or the documents incorporated therein by reference, please contact Paul G. Laird, the Company’s Chief Executive Officer at 303-730-9994, 1789 W. Littleton Blvd., Littleton, Colorado 80120.